Exhibit 10.54

FOURTH AMENDING AGREEMENT

BETWEEN:

ACCELERIZE INC.

- AND -

BEEDIE INVESTMENTS LIMITED

dated as of JANUARY 23, 2019

FOURTH AMENDING AGREEMENT

This Fourth Amending Agreement is made effective as of the 23nd day of January, 2019 between:

ACCELERIZE INC.
as Borrower

(the "Borrower")

and

BEEDIE INVESTMENTS LIMITED
as Lender

(the "Lender")

WHEREAS the Borrower and the Lender have entered into a credit agreement dated as of January 25, 2018 (the “Original Credit Agreement”), as amended by a first amending agreement (the “First Amending Agreement”) dated as of May 31, 2018, a second amending agreement (the “Second Amending Agreement”) dated as of June 13, 2018 and a third amending agreement (the “Third Amending Agreement”) dated as of August 31, 2018 (collectively, the "Credit Agreement");

AND WHEREAS the parties have agreed to enter into this fourth amending agreement (the "Fourth Amending Agreement") to amend the Credit Agreement as provided for herein (the Credit Agreement as amended by this Fourth Amending Agreement is referred to as the "Amended Credit Agreement");

NOW THEREFORE in consideration of the payment of the sum of one dollar ($1.00) by each of the parties hereto to the others and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree with each other as follows:

1.	Amendments to Credit Agreement

1.1	The Credit Agreement is hereby amended as of the date that the conditions precedent in Section 3 herein have been satisfied or waived by the Lenders (the "Effective Date") as follows:

(a)	The following is added to the definitions in Section 1.1 of the Credit Agreement:

“‘Monthly MRR’ means in respect of each calendar month, with such month’s amount calculated at the end of such month, the sum of Software Services Revenue derived from Eligible End Users in such month minus (i) any Software Services Revenue derived from an Eligible End User that has not paid any invoice within sixty (60) days of its invoice due date.”

(b)	The following is added to the definitions in Section 1.1 of the Credit Agreement:

“‘Fourth Amending Agreement Amendment Fee’ means the non-refundable amendment fee in the amount of US $50,000, earned by the Lender as at the date of the Fourth Amending Agreement.”

(c)	Section 4.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to Section 4.2 and 4.3, from and including the Closing Date the outstanding principal amount of the Credit Facility shall bear interest, both before and after maturity, default and judgment on any unpaid amount thereof until all such Obligations have been satisfied in full, at a rate of 12% per annum calculated and payable monthly in arrears on each Interest Payment Date after the Advance under the Credit Facility; provided, however, that the obligation of the Borrower to make cash payment of the interest payment due on January 31, 2019 in the amount of US $62,379 shall be deferred and instead, with effect as and from January 31, 2019, added to the principal amount of the Obligations and paid on the Maturity Date.”

(d)	Section 4.2 (Low Margin Rate) is deleted in its entirety.

(e)	The first paragraph of Section 4.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower shall pay to the Lender the outstanding balance of the First Tranche Commitment Fee by way of deduction from the Advance of the First Tranche. The Borrower (i) shall pay to the Lender US $75,000 of the Second Tranche Commitment Fee on or before the Second Tranche is advanced, and (ii) shall pay to the Lender the US $200,000 of the Second Tranche Commitment Fee that remains to be paid on or before the Maturity Date; provided, however, that the obligation of the Borrower to pay the amount set out in clause (ii) shall be waived by the Lender if the Borrower prepays the Obligations in full on or prior to the date which is six (6) months following the date on which the Second Tranche is advanced. The Borrower shall pay to the Lender the Fourth Amending Agreement Amendment Fee on or before the Maturity Date.”

(f)

The second paragraph of Section 4.4 of the Credit Agreement is amended by deleting “Total Debt to MRR covenant” and “Section 8.4(b)” in the definition of “Available” and replacing them respectively with “Secured Debt to MRR covenant” and “Section 8.4(f)”.

(g)	The following is added as Section 8.1(v) of the Credit Agreement:

“(v)

Financial Consultant. Within two (2) weeks of the date of this Agreement, the Borrower shall retain a financial consultant acceptable to the Lender. Such executive shall not be actually or constructively dismissed or replaced without the prior written consent of the Lender. Notwithstanding Section 9.1(c) of the Amended Credit Agreement, the cure period provided therein shall not apply to this Section 8.1(v).

(h)	Section 8.2(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(h)

on the first Business Day of each week, commencing on January 25, 2019, an updated detailed 13-week cash flow forecast illustrating the expected cash inflows and outflows of the Borrower. Each 13-week cash flow forecast shall be in form and substance satisfactory to the Lender (and such acceptance shall be evidenced by e-mail communication by the Lender). An Event of Default shall occur if either the Borrower fails to deliver any 13-week cash flow forecast in accordance with this Section 8.2(h) or the Lender, acting reasonably, fails to approve any such 13-week cash flow forecast delivered by the Borrower. Notwithstanding Section 9.1(c) of the Amended Credit Agreement, the cure period provided therein shall not apply to this Section 8.2(h).”

(i)	The following is added as Section 8.2(i) of the Credit Agreement:

“(i)

Minimum Monthly MRR. Within ten (10) days of the end of each calendar month, a calculation of Monthly MRR for such month. Notwithstanding Section 9.1(c) of the Amended Credit Agreement, the cure period provided therein shall not apply to this Section 8.2(i).

(j)	Section 8.4(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following effective as of November 1, 2018:

“(a)

Minimum Adjusted EBITDA. Not suffer or permit its Adjusted EBITDA for any calendar month, with each such month’s Adjusted EBITDA to be calculated as of the last day of such month, to exceed the amounts set forth below for such periods (numbers in parentheses are negative):

Period	Minimum Adjusted EBITDA
November 1, 2017 to December 31, 2017	($150,000)
January 1, 2018 through April 30, 2018	($175,000)
May 1, 2018 through June 30, 2018	($350,000)
July 1, 2018 through July 31, 2018	($300,000)
August 1, 2018 through August 31, 2018	($200,000)
September 1, 2018 through September 30, 2018	($400,000)
October 1, 2018 through December 31, 2018	($300,000)
November 1, 2018 through November 30, 2018	($390,000)
December 1, 2018 to December 31, 2018	($460,000)
January 1, 2019 through January 31, 2019	($300,000)
February 1, 2019 through February 28, 2019	($100,000)
March 1, 2019 through March 31, 2019	$0
April 1, 2019 through April 30, 2019	$50,000
May 1, 2019 through May 31, 2019	$100,000
June 1, 2019 and at all times thereafter	$150,000

For purposes of determining Minimum Adjusted EBITDA for the period from January 1, 2018 through June 30, 2018, one-time legal, consulting, and out of pocket expenses relating to the Original Credit Agreement, the First Amending Agreement and the Second Amending Agreement and the concurrent amendments to the SaaS Credit Agreement will be excluded from the calculation of Adjusted EBITDA. For the purposes of determining Minimum Adjusted EBITDA for the period from July 1, 2018 through February 28, 2019, one-time legal, consulting and out of pocket expenses relating to the Third Amending Agreement and this Agreement, the concurrent amendments to the SaaS Credit Agreement and the entry into the Gemini APA, in each case as and when incurred, along with bad debt expense from July 1, 2018 through October 31, 2018, will be excluded from the calculation of Adjusted EBITDA. For purposes of determining Minimum Adjusted EBITDA for the period from November 1, 2018 through April 30, 2019, deferred salaries and executive compensation will be excluded from the calculation of Adjusted EBITDA until calculation of Adjusted EBITDA in the period in which it is actually paid.”

(k)	Section 8.4(c) is deleted in its entirety and replaced with the following effective as of December 1, 2018:

“(c)

Minimum Liquidity. Beginning on March 1, 2019, and at all times thereafter, Borrower shall not suffer or permit its cash balance as set forth on its month-end balance sheet under the line item “Cash” to be less than $600,000, tested as of the last day of each calendar month.”

(l)	Section 8.4(d) (Total Debt to MRR) is deleted in its entirety.

(m)	Section 8.4(e) (Minimum Gross Margins) is deleted in its entirety.

(n)	Section 8.4(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(f)	Secured Debt to MRR. Maintain Secured Debt to MRR calculated on a consolidated basis for the Loan Parties of not more than:

(i)     6.50:1.00 from June 1, 2018 to August 31, 2018;

(ii)     7.00:1.00 from September 1, 2018 to February 28, 2019;

(iii)     6.50:1.00 from March 1, 2019 to March 31, 2019;

(iv)     6.00:1.00 from April 1, 2019 to June 30, 2019; and

(v)     5.50:1.00 from July 1, 2019 and for each calendar month thereafter;”.

(o)	The following is added as Section 8.4(i) of the Credit Agreement:

“(i)	Minimum Monthly MRR. Maintain minimum Monthly MRR calculated on a consolidated basis for the Loan Parties of at least US $1,550,000.”

(p)	Section 9.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)

Negative and Financial Covenants. Default under any of the negative covenants, financial covenants or other covenants set forth in Sections 8.3, 8.4 and 8.5 hereof and, with respect only to a Default under a negative covenant set forth in Section 8.3 hereof or another covenant set forth in Section 8.5 hereof, if the matter is capable of being remedied the same shall be continued unremedied for more than ten (10) days after the earlier of a Senior Officer of the Borrower having actual knowledge of such default, or the Borrower receiving written notice from the Lender of such default.”

2.	Certification

2.1	The Borrower confirms to and agrees with the Lender that:

(a)

each of the representations and warranties made in the Amended Credit Agreement is true and correct (except for any qualifications to representations and warranties disclosed to the Lender and consented to in writing by the Lender in its sole discretion), and provided however that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date);

(b)	a payment of interest is due and payable to Lender on January 31, 2019, and that the amount of interest owed on such date is US $62,379; and

(c)	no Default or Event of Default under the Amended Credit Agreement has occurred which is continuing.

3.	Conditions Precedent

3.1	This Fourth Amending Agreement shall become effective at such time as:

(a)	the Lender shall have received this Fourth Amending Agreement, duly executed and delivered by the Borrower;

(b)

the Borrower shall in respect of the preparation, execution and delivery of this Fourth Amending Agreement have paid all fees, costs and expenses of the kind referred to in Section 10.11 of the Credit Agreement;

(c)	no event or circumstance shall have occurred that in the opinion of the Lender would reasonably be expected to have a Material Adverse Effect;

(d)	no Default or Event of Default shall have occurred and be continuing;

(e)	an amendment to the SaaS Credit Agreement in form and substance acceptable to the Lender shall have been executed and delivered by SaaS and the Borrower and a copy thereof provided to the Lender; and

(f)	receipt of all regulatory, securities and/or third party consents and/or approvals in respect of this Fourth Amending Agreement, in form, and on terms, satisfactory to the Lender.

3.2	The terms and conditions of this Section 3 are inserted for the sole benefit of the Lender and may be waived by the Lender in whole or in part without terms and conditions.

4.	Miscellaneous

4.1	All capitalized terms used but not otherwise defined herein shall have the meanings respectively ascribed thereto in the Amended Credit Agreement.

4.2

The Credit Agreement and all covenants, terms and provisions thereof, as amended by this Fourth Amending Agreement, shall be and continue to be in full force and effect and is hereby ratified and confirmed.

4.3

This Fourth Amending Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same Fourth Amending Agreement. For the purposes of this Section, the delivery of a facsimile copy or pdf emailed copy of an executed counterpart of this Fourth Amending Agreement shall be deemed to be valid execution and delivery of this Fourth Amending Agreement, but the party delivering a facsimile copy or pdf emailed copy shall deliver an original copy of this Fourth Amending Agreement as soon as possible after delivering the facsimile copy or pdf emailed copy.

4.4

This Fourth Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia. Each party to this Fourth Amending Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of British Columbia and California and all courts competent to hear appeals therefrom.

4.5	This Fourth Amending Agreement shall enure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and assigns.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Fourth Amending Agreement as of the day and year first written above.

ACCELERIZE INC., as Borrower

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO

BEEDIE INVESTMENTS LIMITED, as Lender

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

A-1

CONSENT AND AGREEMENT OF GUARANTOR

The undersigned unlimited guarantor of the Obligations of the Borrower to the Lender does hereby consent and agree to the Borrower entering into this Fourth Amending Agreement.

Dated as of January 23, 2019.

CAKE MARKETING UK LTD.

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO